Exhibit 10.10
Medpace Holdings, Inc.
Non-Employee Director Compensation Policy
(Revised October 21, 2025)
Non-employee members of the board of directors (the “Board”) of Medpace Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board (subject to Section 1(c)(i)), to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy became effective after the effectiveness of the Company’s initial public offering (the date of such effectiveness, the “Effective Date”), was revised as of October 25, 2018, was revised further October 21, 2022, and was revised further October 21, 2025. The revisions to this Policy made on October 21, 2025, shall become effective as of January 1, 2026. This Policy shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. No Non-Employee Director shall have any rights hereunder, except with respect to non-qualified stock options or restricted stock units granted pursuant to this Policy.

1.Annual Retainers. Non-Employee Directors shall be granted the retainers described below.
(a)Annual Retainers. Each Non-Employee Director shall receive an annual retainer with a value of $60,000 for service on the Board.
(b)Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)Lead Independent Director. A Non-Employee Director serving as lead independent director shall receive an additional annual retainer with a value of $40,000 for such service.

(ii)Audit Committee. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer with a value of $25,000 for such service. A Non-Employee Director serving as a member of the Audit Committee (other than the Chairperson) shall receive an additional annual retainer with a value of $10,000 for such service.

(iii)Compensation Committee. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer with a value of $20,000 for such service. A Non-Employee Director serving as a member of the Compensation Committee (other than the Chairperson) shall receive an additional annual retainer with a value of $7,500 for such service.

(c)Payment of Retainers.

(i)Form. The annual retainers shall be paid in the form of cash or, subject to this Section 1(c)(i), a Non-Employee Director may choose to elect to receive all annual retainer(s) in the form of shares of restricted stock units of the Company (“RSUs”) in lieu of cash.

1Election Form. Unless otherwise determined by the Board, any election by a Non-Employee Director to receive all annual retainer(s) in RSUs may only be made between the end of the blackout period (as defined in the Medpace Insider Trading Compliance Policy) following the reporting of Q3 earnings and November 30 of each calendar year (or on the last preceding trading day if November 30 is not a trading day) (the “Election Period”) and will be in effect for the next calendar and each calendar year thereafter unless the election is revoked as provided herein. The Non-Employee Director shall submit an election form to the Company’s General Counsel (a template form is attached hereto as Exhibit A). Each election must comply with all rules established from time to time by the Board, including the Company’s Insider Trading Compliance Policy. A Non-Employee Director may not make an election pursuant to this Section 1(c)(i) when the Non-Employee Director is in possession of material non-public information. A Non-Employee Director may revoke or modify the election by providing written notice of revocation or modification to the Company’s General Counsel during an Election Period with effect for the following calendar year.

2Calculation of RSUs. The number of RSUs to be paid shall be determined by dividing the amount of all annual retainer(s) to be earned for the following calendar year that are known as of the conclusion of the Election Period by the Fair Market Value (as defined in the Company’s 2016 Amended and Restated Incentive Award Plan or any other applicable Company equity plan then maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”)) per share of common stock of the Company (“Common Stock”) on November 30 in the year prior to when the annual retainer(s) is to be earned (or on the last preceding trading day if November 30 is not a trading day).

3Vesting. Subject to Section 1(c)(iv), approximately one fourth of the RSUs issued in lieu of cash shall vest as compensation in arrears on the last day of each calendar quarter during the year in which the annual retainer(s) represented by the RSUs is earned.

4Granting. The RSUs will be granted on November 30 (or on the last preceding trading day if November 30 is not a trading day) of each calendar year to each Non-Employee Director electing to receive his/her retainer(s) in RSUs.

(ii)Timing. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a calendar quarterly basis and, in the case of cash retainers, shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter and in the case of RSUs, in accordance with the vesting schedule set forth in Section 1(c)(i)(3).

(iii)Termination of Service of Non-Employee Directors Who Receive Retainer(s) in Cash. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions identified in Section 1(b), for an entire calendar quarter, and such Non-Employee Director has not elected to receive the retainer(s) in RSUs, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.

(iv)Termination of Service of Non-Employee Directors Who Receive Retainer(s) in RSUs. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions identified in Section 1(b), for an entire calendar quarter, and such Non-Employee Director has elected to receive the retainer(s) in RSUs, any portion of the RSUs that is unvested and is attributable to a position in which the individual will no longer serve shall be forfeited. If any event described in the preceding sentence occurs, the Non-Employee Director will receive in cash a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(a) and 1(b), with the prorated portion determined using the calculation methodology set forth in Section 1(c)(iii).

2.Equity Compensation. Non-Employee Directors shall be granted the equity awards described below.
(a)Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an option to purchase the number of shares of Common Stock (at a per-share exercise price equal to the closing price per share of the Common Stock on the date of such annual meeting (or on the last preceding trading day if the date of the annual meeting is not a trading day)) that has an aggregate fair value on the date of grant of $200,000 (calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”) using the same formula and assumptions as the Company utilized for the purpose of valuing outstanding options in its then-most recently prepared audited annual financial statements). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall receive only an Annual Award in connection with such election, and shall not receive any Initial Award on the date of such Annual Meeting as well.

(b)Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board after the Effective Date on any date other than the date of an Annual Meeting shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of an option to purchase shares of Common Stock (at a per-share exercise price equal to the closing price of the Common Stock on the date of such initial election or appointment (or on the last preceding trading day if the date of the initial election or appointment is not a trading day)) that has an aggregate fair value on such Non-Employee Director’s

Start Date equal to the product of (i) $200,000 (calculated in accordance with ASC 718 using the same formula and assumptions as the Company utilized for the purpose of valuing outstanding options in its then most recently prepared audited annual financial statements) and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date and the denominator of which is 365. The awards described in this Section 2(b) shall be referred to as “Initial Awards.” Notwithstanding the foregoing, the Board in its sole discretion may determine that the Initial Award for any Non-Employee Director be granted in the form of restricted stock units with equivalent value on the date of grant. For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.

(c)Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from service with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.

(d)Vesting of Awards Granted to Non-Employee Directors. Each Annual Award and Initial Award shall vest and become exercisable on the earlier of (x) the day immediately preceding the date of the first Annual Meeting following the date of grant and (y) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service through the applicable vesting date. No portion of an Annual Award or Initial Award that is unvested or unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter. All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.

(e)Expiration Date of Awards Granted to Non-Employee Directors. Each Annual Award and Initial Award shall have an expiration date of seven (7) years from the date of grant.

3.Cash Compensation for In-Person Board Meeting Attendance. Each Non-Employee Director shall receive cash compensation in the amount of $5,000 for in-person attendance at each Board meeting. The compensation described in this Section 3 shall be paid by the Company following each Board meeting and shall be paid not later than the fifteenth day following the end of each calendar quarter in which the Board meeting occurred.

4.General. The annual retainers (whether provided in the form of cash or equity), cash compensation for in person meeting attendance, and equity awards described herein shall be granted under and shall be subject to the terms and provisions, including the limitations on the numbers of shares, of the Equity Plan. The equity awards described in Section 1(c)(i) and Section 2 shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in forms approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all retainers and equity grants hereunder are subject in all respects to the terms of the Equity Plan. All numbers of shares determined hereunder shall be rounded down to the nearest whole share and subject to adjustment as provided in the Equity Plan.
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EXHIBIT A

TEMPLATE RSU ELECTION FORM

Name: ___________________________________

Subject to the terms set forth in the Non-Employee Director Compensation Policy (“Policy”), I hereby elect to receive all annual retainer(s) in the form of Restricted Stock Units.

Subject to the terms set forth in the Policy, by signing this Election Form, I hereby agree to the elections designated above.

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Signature

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Printed Name

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Date